                                                                     Exhibit 4.2

                                                                  EXECUTION COPY
                                                                  --------------

                         REGISTRATION RIGHTS AGREEMENT

     AGREEMENT, made as of the 30th day of March, 2001, by and among Sybari Software, Inc., a New York* corporation (the "Company"), those persons set forth on Schedule 1 as Investors (each an "Investor" and collectively the "Investors"), and those persons whose names appear on the signature page hereof and who are designated as shareholders other than the Investors (the "Non-Investor Shareholders" and, together with the Investors, the "Shareholders").

     WHEREAS, the Investors are acquiring an aggregate of 1,000,000 shares of Series A Redeemable Preferred Stock, par value $.01 per share, of the Company (the "Series A Preferred Stock") and 50 shares of Series B Convertible Redeemable Preferred Stock, par value $.01 per share, of the Company (the "Series B Preferred Stock"), pursuant to the terms of Securities Purchase and Redemption Agreement dated as of the date hereof among the Company, the Investors and the Non-Investor Shareholders (the "Purchase Agreement"); and

     WHEREAS, it is a condition to the obligations of the Investors under the Purchase Agreement that this Agreement be executed by the parties hereto in order to provide the Investors with certain registration rights with respect to the shares Series B Preferred Stock being purchased by the Investors under the Purchase Agreement, and the parties are willing to execute this Agreement and to be bound by the provisions hereof.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

     1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

     "Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Commission" means the Securities and Exchange Commission, or any other Federal agency at the time administering the Act.

     "Common Stock" means the Common Stock, par value $.01 per share of the Company.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Holder" means the person who is then the record owner of Registrable Securities which have not been sold to the public.


     * In April 2004, this agreement was amended such that all references to the terms "Company," "Common Stock," "Series A Preferred Stock," "Series B
Preferred Stock," "Registrable Securities" and similar terms relating to equity securities of the Company shall be deemed to be, as of the effective date of the Company's reincorporation into Delaware, references to Sybari Software, Inc., a Delaware corporation, and its respective equity securities.

     "Registrable Securities" means (i) all shares of Common Stock now owned or hereafter acquired by any Investor, (ii) all shares of Common Stock issued or issuable upon conversion of the Series B Preferred Stock, (iii) all shares of Common Stock now owned or hereafter acquired by the Non-Investor Shareholders, and (iv) any Common Stock issued in respect of the shares described in clauses
(i), (ii) or (iii) upon any stock split, stock dividend, recapitalization or other similar event.

     The term "register" means to register under the Act and applicable state securities laws for the purpose of effecting a public sale of securities.

     "Registration Expenses" means all expenses incurred by the Company in compliance with Sections 2, 3 or 5 hereof, including, without limitation, all registration and filing fees, printing expenses, transfer taxes, fees and disbursements of counsel for the Company, blue-sky fees and expenses, fees or transfer agents and registrars, reasonable fees and disbursements of one counsel for all the selling Holders, and the expense of any special audits incident to or required by any such registration.

     "Selling Expenses" means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

     2.   Requested Registrations
          (a) If at any time after the earlier of (i) six (6) months after the date of the initial public offering by the Company of its Common Stock or (ii) September 30, 2002, the Company shall receive from one or more Investors a written request that the Company effect the registration of Registrable Securities the Company will:

               (i) promptly give written notice of the proposed registration to all other Holders; and

               (ii) as soon as practicable, use all commercially reasonable efforts to effect such registration as may be so requested and as would permit or facilitate the sale and distribution of such portion of such Registrable Securities as are specified in such request, together with such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company. If the underwriter managing the offering advises the Holders who have requested inclusion of their Registrable Securities in such registration that marketing considerations require a limitation on the number of shares offered, such limitation or cut-back shall be imposed as follows: (i) shares of the Non-Investor Shareholders who requested inclusion of Registrable Securities in such registration pursuant to Section 3 hereof shall be excluded, pro rata on the basis of the shares requested to be included by each until such time as the Investors have received aggregate proceeds from prior sales of their Registrable Securities and any sales proposed hereunder equal to $30,000,000; and (ii) shares of all Holders who requested inclusion of Registrable Securities in such registration shall be excluded, pro rata on the basis of the shares requested to be included by each. The Company shall not be obligated to effect, or take action to effect, any such registration pursuant to this Section 2(a):

     (A) If the Board of Directors of the Company determines in good faith, after consultation with and acting upon the advice of outside counsel, which advice and dependence thereon shall be recorded in the minutes of the Board, and the Chief Executive Officer execute an officer's certificate to such effect, that (I) it is in possession of material, non-public information concerning an acquisition, merger, recapitalization, consolidation, reorganization, or other material transaction by or of the Company or concerning pending or threatened litigation and (II) disclosure of such information would jeopardize any such transaction or litigation and would be seriously detrimental to the Company provided, however, that no single black-out period will be longer than ninety
(90) calendar days; provided, further, however, that no black-out period may be imposed by the Company during the first thirty (30) calendar days after the effectiveness of the registration statement filed pursuant to this Section 2, and, provided, further, that the Company shall only declare one black-out period in any twelve (12) consecutive month period. The period of effectiveness of any registration statement in effect at the time of a black-out period and the termination period under shall be extended for a period equal to the black-out period;

     (B) If the Company has effected a registration less than 180 days prior to the effective date of the registration to be effected pursuant to this Section 2(a) or if the Company has commenced preparation of a registration statement and has notified the Holders in writing that it intends to file such registration statement within thirty (30) days of such notification; provided that, in the event the Company fails to file such registration statement within such thirty
(30) day period or such shorter period as may be specified in such notice, the Company shall be required to effect the registration requested by the Holders as soon as is practicable thereafter, but in no extent less that thirty (30) days thereafter, provided, further, that the Company may not fail to file a registration statement pursuant to this Subsection (B) for a period of more than 180 days in any consecutive twelve (12) month period;

     (C) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

     (D) After the Company has effected two (2) such registrations on behalf of the Investors (an "Investor Registration") pursuant to this Section 2(a) and, such registrations have been declared or ordered effective and the sales of such Registrable Securities shall have closed and the Investors shall have sold all of the Registrable Securities included by them in such registration, provided, that any registration proceeding commenced pursuant to this
          Section 2(a) that is subsequently, withdrawn at the request of a majority of the Investors shall count towards the Investor Registrations; or

               (E) If the Registrable Securities requested by one or more Holders to be registered pursuant to such request have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of less than $5,000,000.

          (b) The underwriter of any underwriting requested under this Section 2 shall be selected the Company, which underwriter must be reasonably acceptable to Holders holding a majority of the Registrable Securities to be included therein.

     3. "Piggy Back" Registrations.

          (a) If the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders exercising their registration rights (subject to the provisions of Section 2), other than a registration relating solely to employee benefit plans or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities or pursuant to Form S-4, the Company will:

               (i) Promptly give to each Holder of Registrable Securities written notice thereof (which shall include the number of shares the Company or other security holder proposes to register and, if known, the name of the proposed underwriter); and

               (ii) Use its best efforts to include in such registration all the Registrable Securities specified in a written request or requests, made by any Holder within twenty (20) days after the date of delivery of the written notice from the Company described in clause (i) above. If the underwriter advises the Company that marketing considerations require a limitation on the number of shares offered pursuant to any registration statement and the registration was for the Company's account, then the Company may offer all of the securities it proposes to register for its own account and such limitation on any remaining securities that may, in the opinion of the underwriter, be sold will be imposed as follows: (i) first shares of the Non-Investor Shareholders who requested inclusion of Registrable Securities in such registration pursuant to Section 4 hereof shall be excluded until such time as the Investors shall have received aggregate proceeds from prior sales of their Registrable Securities and any sales pursuant to
          Section 2(a) equal to $30,000,000, pro rata on the basis of the shares requested to be included by each; and (ii) next shares of the Investors who requested inclusion of Registrable Securities in such registration shall be excluded, pro rata on the basis of the shares requested to be included by each; provided, however, that in the event such underwriter reasonably advises the Holders who have requested inclusion of their Registrable Securities in such registration that marketing considerations require a limitation on the number of shares offered by specific Holders, such limitation shall be imposed in accordance with the underwriter's advice. If the registration is for the account of another security holder under Section 2, then the cutback shall be in accordance with the provisions of Section 2.

          (b) The Company shall select the underwriter for an offering made pursuant to this Section 3; provided that such underwriter must be reasonably acceptable to the Holders of a majority of the Registrable Securities being registered in such offering.

     4. Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to
Section 2, 3, or 5 shall be paid by the Company. All Selling Expenses incurred in connection with any such registration, qualification or compliance shall be borne by holders of the securities registered, pro rata on the basis of the number of their shares so registered.

     5. Registration on Form S-3. The Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form; and to that end the Company shall register (whether or not required by law to do so) the Common Stock under the Exchange Act in accordance with the provisions of the Exchange Act following the effective date of the first registration of any securities of the Company on Form S-1 or any comparable or successor form. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Agreement, the Investors shall each have unlimited rights to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders).

     6. Registration Procedures. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder of Registrable Securities included in such registration advised in writing as to the initiation of each registration and as to the completion thereof. At its sole expense, the Company will do the following for the benefit of such Holders:

          (a) Keep such registration effective for a period of 120 days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs, and amend or supplement such registration statement and the prospectus contained therein from time to time to the extent necessary to comply with the Act and applicable state securities laws provided, however, that (A) such 120 day period shall be extended for a period of time equal to the period during which the Holders refrain from selling any securities included in such registration in accordance with provisions in Section 2(a) hereof; and (B) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120 day period shall be extended until all such Registrable Securities are sold, provided that Rule 415 promulgated by the Commission pursuant to the Act, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (x) includes any prospectus required by
Section 10(a) of the Act or (y) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (x) and (y) above to be contained in periodic reports filed pursuant to
Section 12 or 15(d) of the Exchange Act in the registration statement;

      (b) Use its best efforts to register or qualify the Registrable Securities covered by such registration under the applicable securities or "blue sky" laws of such jurisdictions as the selling shareholders may reasonably request; provided, that the Company shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or otherwise required to be so qualified or to take any action which would subject it to the service of process in suits other than those arising out of such registration;

      (c) Furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request;

      (d) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2 hereof, the Company will enter into any underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and is entered into by the Holder and provided further that, if the underwriter so requests, the underwriting agreement will contain customary contribution provisions on the part of the Company;

      (e) To the extent then permitted under applicable professional guidelines and standards, use its best efforts to obtain a comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters and an opinion from the Company's counsel in customary form and covering such matters of the type customarily covered in a public issuance of securities, in each case addressed to the Holders, and provide copies thereof to the Holders; and

      (f) Permit the counsel to the selling Holders whose expenses are being paid pursuant to Section 4 hereof to inspect and copy such corporate documents as it may reasonably request.

   7. Indemnification.

      (a) The Company will, and hereby does, indemnify each Holder, each of its officers, directors and partners, and each person controlling such Holder within the meaning of the Act, with respect to which registration, qualification or compliance as been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls such underwriter within the meaning of the Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Act or the Exchange Act or securities act of any state or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, whether or not resulting in any liability, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein.

          (b) Each Holder will, if Registrable Securities held by him, her or it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Act and the rules and regulations thereunder, each other such Holder and each of their officers, directors and partners, and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, each person controlling the Company, each underwriter and each person who controls any such underwriter, each Holder and each person controlling such Holder, and their respective directors, officers, partners, persons, underwriters and control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, whether or not resulting in liability, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each Holder hereunder shall be limited to an amount equal to the net proceeds received by such Holder upon sale of his, her or its securities.

          (c) Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, but the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations under this Section 7 (except and to the extent the Indemnifying Party has been prejudiced as a consequence thereof). The Indemnifying Party will be entitled to participate in, and to the extent that it may elect by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, at its expense to assume, the defense of any such claim or any litigation resulting therefrom, with counsel reasonably satisfactory to such Indemnified Party, provided that the Indemnified Party may participate in such defense at its expense, notwithstanding the assumption of such defense by the Indemnifying Party, and provided, further, that if the defendants in any such action shall include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Indemnifying Party, the Indemnified Party or Parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or Parties and the fees and expenses of such counsel shall be paid by the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall (i) furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom and (ii) shall reasonably assist the Indemnifying Party in any such defense, provided that the Indemnified Party shall not be required to expend its funds in connection with such assistance.

          (d) No Holder shall be required to participate in a registration pursuant to which it would be required to execute an underwriting agreement in connection with a registration effected under Section 2 or 3 which imposes indemnification or contribution obligations on such Holder more onerous than those imposed hereunder; provided, however, that the Company shall not be deemed to breach the provisions of Section 2 or 3 if a Holder is not permitted to participate in a registration on account of his, her or its refusal to execute an underwriting agreement on the basis of this subsection (d).

     8. Lock-up Agreement. If requested by the Underwriter in any registered public offering by the Company, the Shareholders agree not to sell or otherwise transfer any Registration Securities for such period of time after the date of such offering as may be requested by the underwriter, but in no event to exceed 180 days from the close of the initial registered public offering and ninety
(90) days from the close of any subsequent registered public offering, provided that all executive officers, directors and two percent (2%) shareholders of the Company enter into similar agreements, and each Shareholder is released from such lock up agreement on a pro rata basis with any other Shareholder, officer, director or two percent (2%) shareholder released from its lock up agreement.

     9. Information by Holder. Each Holder of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement or otherwise required by applicable state or federal securities laws.

     10. Limitations on Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Investors, enter into any agreement with any holder or prospective holder of any securities of the Company which would give any such holder or prospective holder (a) the right to require the Company, upon any registration of any of its securities, to include, among the securities which the Company is then registering, securities owned by such holder, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not limit the number of Registrable Securities sought to be included by the Holders of Registrable Securities or reduce the offering price thereof; or (b) the right to require the Company to initiate any registration of any securities of the Company.

     11. Exception to Registration. The Company shall not be required to effect a registration under this Agreement if such Holders may sell without registration under the Act all Registrable Securities for which they requested registration under the provisions of the Act and in the manner and in the quantity in which the Registrable Securities were proposed to be sold; provided that this Section 11 shall not apply to sales made under Rule 144(k) or any successor rule promulgated by the Commission until after the effective date of the Company's initial registration of shares under the Act. Notwithstanding the foregoing, in no event shall the provisions of this Section 11 be construed to preclude a Holder of Registrable Securities form exercising rights under
Section 3 for a period of three years after the effective date of the Company's initial registration of shares under the Act.

     12. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities (as that term is used in Rule 144 under the Act) to the public without registration, the Company agrees to:

          (a) make and keep public information available as those terms are understood and defined in Rule 144 under the Act, at all times from and after ninety (90) days following the effective date of the first registration under the Act filed by the Company for an offering of its securities to the general public;

          (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

          (c) as long as an Investor owns any restricted securities, furnish to the Investor forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general
public), and of the Act   and Exchange Act (at any time after it has became
subject to such reporting requirements), a copy for the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as an

Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing an Investor to sell any such securities without registration.

          13. Listing Application. If shares of any class of stock of the Company shall be listed on a national securities exchange, the Company shall, at its expense, include in its listing application all of the shares of the listed class then owned by any Investor and any Non-Investor Shareholder.

          14. Damages. The Company recognizes and agrees that the Holder of Registrable Securities shall not have an adequate remedy if the Company fails to comply with the provisions of this Agreement, and that damages will not be readily ascertainable, and the Company expressly agrees that in the event of such failure any Holder of Registrable Securities shall be entitled to seek specific performance of the Company's obligations hereunder and that the Company will not oppose an application seeking such specific performance.

          15.  Miscellaneous.

               (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Registrable Securities), whether so expressed or not.

               (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be (i) mailed by certified or registered mail, return receipt requested, postage prepaid (ii) sent by hand delivery,
(iii) sent by facsimile, or (iv) sent by overnight courier addressed as follows:

               If to the Company, any Non-Investor Shareholder or any Investor, at the address of such party set forth on Schedule I hereto or the most recent address as is shown on the stock records of the Company; and

               If to any subsequent Holder of Registrable Securities, to it as such address as may have been furnished to the Company in writing by such Holder; or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a Holder of Registrable Securities) or to the Holders of Registrable Securities (in the case of the Company) in accordance with the provisions of this paragraph.

               (c) This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

               (d) This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company, the Investors holding at least fifty-one percent (51%) of the outstanding Registrable Securities held by the Investors and the Non-Investor Shareholders holding at least fifty-one percent (51%) of the outstanding Registrable Securities held by the Non-Investor Shareholders.

               (e) This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               (f) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

                                   **********

                             SYBARI SOFTWARE, INC.

                         REGISTRATION RIGHTS AGREEMENT

                           COUNTERPART SIGNATURE PAGE

     IN WITNESS WHEREOF, this Agreement has been executed as an instrument under SEAL as of the date and year first above written.



                                        COMPANY:

                                        SYBARI SOFTWARE, INC.

                                        By: /s/ Robert G. Wallace
                                            -------------------------
                                            Name:  Robert G. Wallace
                                            Title: President


                                        INVESTORS:

                                        Summit Ventures V, L.P.

                                        By: Summit Partners V, L.P.
                                            Its General Partner

                                            By: Summit Partners, LLC
                                                Its General Partner

                                            By: /s/ Tom Roberts
                                               ----------------------
                                               Member


                                        Summit V Companion Fund, L.P.


                                       By: Summit Partners V, L.P.
                                           Its General Partner

                                           By: Summit Partners, LLC
                                               Its General Partner


                                           By: /s/ Tom Roberts
                                               -----------------------
                                               Member

                    Summit V Advisors Fund, L.P.

                    By: Summit Partners, LLC
                        Its General Partner

                        By: /s/ Tom Roberts
                            -------------------------
                            Member

                    Summit V Advisors Fund (QP), L.P.

                    By: Summit Partners, LLC
                        Its General Partner

                        By: /s/ Tom Roberts
                            -------------------------
                            Member

                    Summit Subordinated Debt Fund II, L.P.

                    By: Summit Partners SD II, LLC
                        Its General Partner

                        By: /s/ Tom Roberts
                            -------------------------
                            Member

                    Summit Investors III, L.P.

                    By: /s/ Tom Roberts
                        -------------------------
                        General Partner

                             SYBARI SOFTWARE, INC.

                         REGISTRATION RIGHTS AGREEMENT

                           Counterpart Signature Page

     IN WITNESS WHEREOF, this Agreement has been executed as an instrument under SEAL as of the date and year first above written.

                                                  NON-INVESTOR SHAREHOLDERS:



                                                  /s/ Robert G. Wallace
                                                  --------------------------
                                                  Robert G. Wallace


                                                  /s/ Tobias Berman
                                                  --------------------------
                                                  Tobias Berman


                                                  /s/ Gregory A. Tetrault
                                                  --------------------------
                                                  Gregory A. Tetrault


                                                  /s/ Patrick A. FitzMaurice
                                                  --------------------------
                                                  Patrick A. FitzMaurice


                                                  /s/ Kenneth Toole
                                                  --------------------------
                                                  Kenneth Toole


                                                  /s/ Cheryl M. Levi
                                                  --------------------------
                                                  Cheryl M. Levi


                                                  /s/ Alexander S. Berman
                                                  --------------------------
                                                  Alexander S. Berman


                                                  /s/ Ari D. Berman
                                                  --------------------------
                                                  Ari D. Berman


                                                  /s/ Thomas Buoniello
                                                  --------------------------
                                                  Thomas Buoniello


                                                  /s/ Rocco Donnino
                                                  --------------------------
                                                  Rocco Donnino

                                   SCHEDULE 1
                                   ----------

COMPANY
-------

Sybari Software, Inc.
353 Larkfield Road
East Northport, NY 11731
Attn: President
Facsimile: (631) 630-8551

NON-INVESTOR SHAREHOLDERS
-------------------------

Robert G. Wallace
216 Asharoken Ave.
Asharoken, New York 11768

Tobias Berman
68-10 Dartmouth Street
Forest Hills, New York 11375

Gregory A. Tetrault
24 Stone Drive
Northport, New York 11768

Patrick A. FitzMaurice
26 Oak Street
Northport, New York 11768

Kenneth Toole
1468 Paulson Street
Wantaugh, New York 11793

Cheryl M. Levi
3555 Oxford Avenue
Riverdale, New York 10403

Alexander S. Berman
14 Pinchas Rozen
Raanana 43211

Ari D. Berman
357 Central Park West
New York, New York 10024

Thomas Buoniello
16 Durham Place
Lake Grove, New York 11753

Rocco Donnino
32 Logan Hill Road
Northport, New York 11768


INVESTORS
---------

Summit Ventures V, L.P.
c/o Summit Partners
600 Atlantic Avenue, Suite 2800
Boston, Massachusetts 02210-2227
Attention: Thomas Roberts

Summit V Companion Fund, L.P.
c/o Summit Partners
600 Atlantic Avenue, Suite 2800
Boston, Massachusetts 02210-2227
Attention: Thomas Roberts

Summit V Advisors Fund, L.P.
c/o Summit Partners
600 Atlantic Avenue, Suite 2800
Boston, Massachusetts 02210-2227
Attention: Thomas Roberts

Summit V Advisors Fund (QP), L.P.
c/o Summit Partners
600 Atlantic Avenue, Suite 2800
Boston, Massachusetts 02210-2227
Attention: Thomas Roberts

Summit Subordinated Debt Fund II, L.P.
c/o Summit Partners
600 Atlantic Avenue, Suite 2800
Boston, Massachusetts 02210-2227
Attention: Thomas Roberts

Summit Investors III, L.P.
c/o Summit Partners
600 Atlantic Avenue, Suite 2800
Boston, Massachusetts 02210-2227
Attention: Thomas Roberts